Filed Pursuant to Rule 433

Registration Nos. 333-208463 and 333-208463-01

**Full Pricing Details** WFNMT 18-C (World Financial Network Master Trust 18-C)

Joint Leads : Wells Fargo (struc), BofAML, Scotia, SMBC

Co-Managers : BNP, Citizens, J.P. Morgan, Mizuho, RBC

Selling Group: Drexel Hamilton

CLS	AMT($MM)	WAL	S/F/D	L.FINAL	BENCH	SPREAD	CPN%	YLD%	$PRICE
A	300.000	2.94	AAA/AAA/AAA	08/15/25	IntS	+48	3.55%	3.5840%	$99.97887
M	22.297	2.94	AA/AA/AA	08/15/25	IntS	+88	3.95%	3.9840%	$99.99613

Expected Settle    :    11/07/18

First Payment Date:    12/17/18

Expected Ratings :    S&P/Fitch/DBRS

ERISA Eligible    :    Yes

Registration     :    SEC Registered

Min Denoms                 :    $1k x $1k

Bill & Deliver    :    Wells Fargo

——Disclaimer——

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov. If this communication relates to a securities offering exempt from US registration, you should contact your sales representative for the complete disclosure package. For information regarding Wells Fargo, see https://www.wellsfargo.com/com/disclaimer/wfid3. In Japan, see: https://www.wellsfargo.com/com/disclaimer/wfsjb4.